Exhibit 99.1

Zscaler Reports Third Quarter Fiscal 2020 Financial Results

•Revenue grows 40% year-over-year to $110.5 million
•Calculated billings grow 55% year-over-year to $131.3 million
•Deferred revenue grows 42% year-over-year to $300.8 million
•GAAP net loss of $19.3 million compared to GAAP net loss of $12.2 million on a year-over-year basis
•Non-GAAP net income of $9.0 million compared to non-GAAP net income of $7.4 million on a year-over-year basis
SAN JOSE, California. - May 28, 2020 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its third quarter of fiscal year 2020, ended April 30, 2020.
"Our strong results are a reflection of our sales execution and the entire Zscaler team stepping up to help our customers succeed in these difficult times. The mitigation activities taken by every enterprise in response to the COVID-19 pandemic created an immediate need for strong security and access to the internet and business applications, all while working from anywhere," said Jay Chaudhry, Chairman and CEO of Zscaler. "The digital transformation that is driving our business is further accelerating, and we believe the Zscaler cloud security platform is best positioned to help our customers thrive no matter where their teams are working."

Third Quarter Fiscal 2020 Financial Highlights
•Revenue: $110.5 million, an increase of 40% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $20.5 million, or 19% of total revenue, compared to $13.5 million, or 17% of total revenue, in the third quarter of fiscal 2019. Non-GAAP income from operations was $8.3 million, or 8% of total revenue, compared to $6.1 million, or 8% of total revenue, in the third quarter of fiscal 2019.
•Net income (loss): GAAP net loss was $19.3 million, compared to $12.2 million in the third quarter of fiscal 2019. Non-GAAP net income was $9.0 million, compared to $7.4 million in the third quarter of fiscal 2019.
•Net income (loss) per share: GAAP net loss per share was $0.15, compared to $0.10 in the third quarter of fiscal 2019. Non-GAAP net income per share was $0.07, compared to $0.05 in the third quarter of fiscal 2019.
•Cash flow: Cash provided by operations was $20.8 million, or 19% of revenue, compared to $13.5 million, or 17% of revenue, in the third quarter of fiscal 2019. Free cash flow was $9.1 million, or 8% of revenue, compared to $4.6 million, or 6% of revenue, in the third quarter of fiscal 2019.
•Deferred revenue: $300.8 million as of April 30, 2020, an increase of 42% year-over-year.
•Cash, cash equivalents and short-term investments: $391.3 million as of April 30, 2020, an increase of $26.7 million from July 31, 2019.

Recent Business Highlights
•Supported Zscaler customers, allowing their employees to work from home to maintain business continuity throughout the COVID-19 pandemic. Since February, Zscaler Private Access (ZPA) traffic grew over 10x and the Zscaler Cloud Security Platform reached a new milestone of securing 100 billion transactions per day.
•In April 2020, Zscaler acquired Cloudneeti Corporation, a cloud security posture management (CSPM) company which prevents and remediates misconfigurations of applications in SaaS, IaaS and PaaS.
•In May 2020, Zscaler acquired Edgewise Networks, a pioneer in securing application-to-application communications in public clouds and data centers. Edgewise customers measurably reduce the attack surface to lower the risk of application compromise and data breaches by simplifying the security of east-west communications through identity-based segmentation.
•Launched the Zscaler Summit Partner Program to help customers and prospects achieve secure digital transformation by fostering tighter collaboration with partners. The program will create long-term partner growth by expanding opportunities and providing the training that partners need to become trusted advisors to customers.
•Revealed results from the company’s second annual Internet of Things (IoT) ThreatLabZ research report, IoT Devices in the Enterprise 2020: Shadow IoT Threat Emerges. The research findings included a startling rise in employees bringing unauthorized devices into the enterprise.
•Named one of the 2020 Bay Area’s Best Places to Work by the San Francisco Business Times and Silicon Valley Business Journal.

Financial Outlook
For the fourth quarter of fiscal 2020, we expect:
•Total revenue of $117 million to $119 million
•Non-GAAP income from operations of $2 million to $4 million
•Non-GAAP earnings per share of approximately $0.02 to $0.03, assuming approximately 140 million common shares outstanding
For the full year fiscal 2020, we expect:
•Total revenue of $422 million to $424 million
•Calculated billings of $529 million to $531 million
•Non-GAAP income from operations of $24 million to $26 million
•Non-GAAP earnings per share of $0.20 to $0.21, assuming approximately 138 million common shares outstanding
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization expense of acquired intangible assets, asset impairment related to facility exit, certain litigation-related expenses and income tax effects generated by intangible assets acquired in business acquisitions. We have not reconciled our expectations to non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its third quarter fiscal 2020 earnings results and outlook for its fourth quarter of fiscal 2020 and full year fiscal 2020 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Thursday, May 28, 2020
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com/
Dial-in number:	918-922-3018

Upcoming Conferences
Fourth Quarter of Fiscal 2020 Virtual Investor Conference Participation Schedule:
•Cowen 2020 Technology, Media & Telecom Conference
Friday, May 29, 2020
•Bank of America 2020 Global Technology Conference
Wednesday, June 3, 2020
•Baird 2020 Virtual Global Consumer, Technology & Services Conference
Thursday, June 4, 2020
•Morgan Stanley – “Zero Trust Architectures” Thematic Virtual Conference
Thursday, June 25, 2020

Zscaler's conference presentations are expected to be available via webcast on the Investor Relations section of the company's website. To hear these presentations and to access the most updated information, please visit the Investor Relations section of Zscaler’s website at https://ir.zscaler.com.
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Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the fourth quarter of fiscal 2020 and full year fiscal 2020. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: the duration and global impact of COVID-19 on our business, operations and financial results and the economy in general; our ability as an organization to acquire and integrate other companies, products or technologies in a successful manner; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Security Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended July 31, 2019 filed on September 18, 2019, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth on our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended April 30, 2020, which should be read in conjunction with this press release and the financial results included herein. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures" section of this press release.

About Zscaler
Zscaler enables the world’s leading organizations to securely transform their networks and applications for a mobile and cloud-first world. Its flagship services, Zscaler Internet Access™ and Zscaler Private Access™, create fast, secure connections between users and applications, regardless of device, location, or network. Zscaler services are 100 percent cloud-delivered and offer the simplicity, enhanced security and improved user experience that traditional appliances are unable to match. Used in more than 185 countries, Zscaler operates a multi-tenant distributed cloud security platform, protecting thousands of customers from cyberattacks and data loss. Learn more at zscaler.com or follow us on Twitter @zscaler.
Zscaler™, Zscaler Internet Access™, and Zscaler Private Access™, ZIA™ and ZPA™ are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contact:

Bill Choi, CFA
Senior Vice President, Investor Relations
(669) 255-0767
ir@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine months ended
	April 30,		April 30,
	2020	2019	2020	2019
Revenue	$110,524	$79,128	$305,382	$216,728
Cost of revenue (1) (2)	24,579	14,960	64,375	42,330
Gross profit	85,945	64,168	241,007	174,398
Operating expenses:
Sales and marketing (1) (2)	67,727	45,295	188,759	120,596
Research and development (1) (2)	24,117	16,499	65,094	44,756
General and administrative (1) (3) (4)	14,615	15,911	56,223	36,428
Total operating expenses	106,459	77,705	310,076	201,780
Loss from operations	(20,514)	(13,537)	(69,069)	(27,382)
Interest income	1,528	2,081	5,405	5,595
Other income (expense), net	70	(144)	28	(82)
Loss before income taxes	(18,916)	(11,600)	(63,636)	(21,869)
Provision for income taxes	421	636	1,931	1,510
Net loss	$(19,337)	$(12,236)	$(65,567)	$(23,379)
Net loss per share, basic and diluted	$(0.15)	$(0.10)	$(0.51)	$(0.19)
Weighted-average shares used in computing net loss per share, basic and diluted	129,682	124,672	128,538	122,644
(1)  Includes stock-based compensation expense as follows:

Cost of revenue	$1,614	$686	$4,575	$1,808
Sales and marketing	15,119	6,459	37,101	14,777
Research and development	6,738	4,194	17,689	11,387
General and administrative	4,299	1,936	10,647	6,116
Total	$27,770	$13,275	$70,012	$34,088
(2)  Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$348	$163	$758	$307
Sales and marketing	8	3	24	3
Research and development	285	—	1,280	95
Total	$641	$166	$2,062	$405

(3) Includes asset impairment related to facility exit as follows:	$430	$—	$746	$—

(4) Includes litigation-related expenses as follows:	$12	$6,164	$18,353	$10,106

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	April 30,	July 31,
	2020 (*)	2019
Assets
Current assets:
Cash and cash equivalents	$124,592	$78,484
Short-term investments	266,722	286,162
Accounts receivable, net	105,583	93,341
Deferred contract acquisition costs	26,316	21,219
Prepaid expenses and other current assets	28,903	16,880
Total current assets	552,116	496,086
Property and equipment, net	63,297	41,046
Operating lease right-of-use assets	35,128	—
Deferred contract acquisition costs, noncurrent	58,024	48,566
Acquired intangible assets, net	10,146	8,708
Goodwill	13,350	7,479
Other noncurrent assets	3,903	2,277
Total assets	$735,964	$604,162

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,392	$6,208
Accrued expenses and other current liabilities	14,366	12,810
Accrued compensation	34,215	21,544
Deferred revenue	274,726	221,387
Operating lease liabilities	12,939	—
Total current liabilities	345,638	261,949
Deferred revenue, noncurrent	26,065	29,815
Operating lease liabilities, noncurrent	27,909	—
Other noncurrent liabilities	1,558	3,840
Total liabilities	401,170	295,604
Stockholders’ Equity
Common stock	130	127
Additional paid-in capital	623,859	532,618
Accumulated other comprehensive income	827	268
Accumulated deficit	(290,022)	(224,455)
Total stockholders’ equity	334,794	308,558
Total liabilities and stockholders’ equity	$735,964	$604,162
(*) On August 1, 2019, we adopted Topic 842 using the transition option that allows to be applied prospectively at the beginning of the fiscal year of adoption. As such, the condensed consolidated balance sheets for prior periods are not comparable to our fiscal 2020 periods. The adoption of this standard resulted in the recognition of the operating lease right-of-use assets and operating lease liabilities related to our real estate and co-location arrangements.

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months Ended
	April 30,
	2020	2019
Cash Flows From Operating Activities
Net loss	$(65,567)	$(23,379)
Adjustments to reconcile net loss to cash provided by operating activities
Depreciation and amortization expense	12,278	7,331
Impairment of assets	746	—
Amortization expense of acquired intangible assets	2,062	405
Amortization of deferred contract acquisition costs	17,673	13,505
Noncash operating lease costs	9,649	—
Stock-based compensation expense	70,012	34,088
Deferred income taxes	(555)	—
Accretion of purchased discounts, net of amortization of investment premiums	(463)	(1,702)
Other	305	244
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(12,218)	(9,540)
Deferred contract acquisition costs	(32,228)	(21,700)
Prepaid expenses, other current and noncurrent assets	(13,365)	(3,361)
Accounts payable	1,923	(611)
Accrued expenses, other current and noncurrent liabilities	660	(1,047)
Accrued compensation	12,671	(1,548)
Deferred revenue	49,581	47,519
Operating lease liabilities	(5,482)	—
Net cash provided by operating activities	47,682	40,204
Cash Flows From Investing Activities
Purchases of property, equipment and other assets	(24,793)	(16,698)
Capitalized internal-use software	(6,296)	(1,713)
Acquired intangible assets	—	(1,480)
Payments for business acquisitions, net of cash acquired	(8,918)	(823)
Purchases of short-term investments	(202,764)	(272,324)
Proceeds from maturities of short-term investments	209,225	139,361
Proceeds from sale of short-term investments	14,084	—
Net cash used in investing activities	(19,462)	(153,677)
Cash Flows From Financing Activities
Payments of offering costs related to initial public offering	—	(1,797)
Proceeds from issuance of common stock upon exercise of stock options	12,554	23,523
Proceeds from issuance of common stock under the employee stock purchase plan	5,334	8,691
Repurchases of unvested common stock	—	(22)
Repayments of notes receivable from stockholders	—	1,905
Net cash provided by financing activities	17,888	32,300
Net increase (decrease) in cash, cash equivalents and restricted cash	46,108	(81,173)
Cash, cash equivalents and restricted cash at beginning of period	78,484	136,147
Cash, cash equivalents and restricted cash at end of period	$124,592	$54,974
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$124,592	$54,974
Restricted cash, current and non-current	—	—
Total cash, cash equivalents and restricted cash	$124,592	$54,974

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2020	2019	2020	2019

Revenue	$110,524	$79,128	$305,382	$216,728

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$85,945	$64,168	$241,007	$174,398
Add:
Stock-based compensation expense	1,614	686	4,575	1,808
Amortization expense of acquired intangible assets	348	163	758	307
Non-GAAP gross profit	$87,907	$65,017	$246,340	$176,513
GAAP gross margin	78%	81%	79%	80%
Non-GAAP gross margin	80%	82%	81%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(20,514)	$(13,537)	$(69,069)	$(27,382)
Add:
Stock-based compensation expense	27,770	13,275	70,012	34,088
Litigation-related expenses	12	6,164	18,353	10,106
Amortization expense of acquired intangible assets	641	166	2,062	405
Asset impairment related to facility exit (1)	430	—	746	—
Non-GAAP income from operations	$8,339	$6,068	$22,104	$17,217
GAAP operating margin	(19)%	(17)%	(23)%	(13)%
Non-GAAP operating margin	8%	8%	7%	8%
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(19,337)	$(12,236)	$(65,567)	$(23,379)
Stock-based compensation expense	27,770	13,275	70,012	34,088
Litigation-related expenses	12	6,164	18,353	10,106
Amortization expense of acquired intangible assets	641	166	2,062	405
Asset impairment related to facility exit (1)	430	—	746	—
Provision for income taxes (2)	(490)	—	(490)	—
Non-GAAP net income	$9,026	$7,369	$25,116	$21,220

GAAP net loss per share, diluted	$(0.15)	$(0.10)	$(0.51)	$(0.19)
Stock-based compensation expense	0.20	0.10	0.51	0.25
Litigation-related expenses	—	0.05	0.13	0.07
Amortization expense of acquired intangible assets	—	—	0.02	—
Asset impairment related to facility exit (1)	—	—	0.01	—
Provision for income taxes (2)	—	—	—	—
Adjustment to total fully diluted earnings per share (3)	0.02	—	0.02	0.03
Non-GAAP net income per share, diluted	$0.07	$0.05	$0.18	$0.16
Weighted-average shares used in computing non-GAAP net income per share, diluted	137,873	136,538	137,218	135,159
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.
(2) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented. In the fiscal quarter ended April 30, 2020, we recorded a tax benefit of $0.5 million, associated with intangible assets recognized as a result of our acquisition of Cloudneeti Corporation.
(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted Non-GAAP net income per share due to the basic share counts used to calculate the GAAP net loss per share differ from the fully diluted share counts used to calculate the non-GAAP net income per share and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP income per share.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
Calculated Billings
Revenue	$110,524	$79,128	$305,382	$216,728
Add: Total deferred revenue, end of period	300,791	211,542	300,791	211,542
Less: Total deferred revenue, beginning of period	(280,022)	(206,020)	(251,202)	(164,023)
Calculated billings	$131,293	$84,650	$354,971	$264,247

Free Cash Flow
Net cash provided by operating activities	$20,822	$13,483	$47,682	$40,204
Less: Purchases of property, equipment and other assets	(9,694)	(8,091)	(24,793)	(16,698)
Less: Capitalized internal-use software	(2,023)	(810)	(6,296)	(1,713)
Free cash flow	$9,105	$4,582	$16,593	$21,793
As a percentage of revenue:
Net cash provided by operating activities	19%	17%	15%	19%
Less: Purchases of property, equipment and other assets	(9)%	(10)%	(8)%	(8)%
Less: Capitalized internal-use software	(2)%	(1)%	(2)%	(1)%
Free cash flow margin	8%	6%	5%	10%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of the Company's historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because they are non-cash expenses that management believes are not reflective of our ongoing operational performance. Amortization expense of acquired intangible assets is excluded because these are considered by management to be outside of the Company's core business operating performance. Asset impairments related to facility exit costs are excluded because such charges are not reflective of our ongoing operational performance. We also exclude certain litigation-related expenses consisting of professional fees and related costs incurred by us in defending against significant claims that we deem not to be in the ordinary course of our business and, if applicable, actual losses and accruals related to estimated losses in connection with these claims. There are many uncertainties and potential outcomes associated with any litigation, including the expense of litigation, timing of such expenses, court rulings, unforeseen developments, complications and delays, each of which may affect our results of operations from period to period, as well as the unknown magnitude of the potential loss relating to any lawsuit, all of which are inherently subject to change, difficult to predict and could adversely affect our results of operations. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense, amortization expense of acquired intangible assets, asset impairment related to facility exit and certain litigation-related expenses. We defined non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss plus stock-based compensation expense, amortization expense of acquired intangible assets, asset impairment related to facility exit, certain litigation-related expenses, income tax effects generated by the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are meaningful indicators of liquidity information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other and capitalized internal-use software, can be used for strategic initiatives.
Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services related to our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.